EXHIBIT 10.2
                                                               ------------

THE PAYMENT OF THIS NOTE AND THE RIGHTS OF THE HOLDER OF
THIS NOTE ARE SUBORDINATED TO THE PAYMENT OF SENIOR
INDEBTEDNESS AND THE RIGHTS OF THE HOLDERS OF SENIOR
INDEBTEDNESS UPON THE TERMS OF SUBORDINATION SET FORTH IN
THAT CERTAIN SUBORDINATION AGREEMENT DATED MAY 31, 2006 BY
AND AMONG THE ISSUER OF THIS NOTE AND TD BANKNORTH, N.A.,
AS AMENDED, MODIFIED AND SUPPLEMENTED FROM TIME TO TIME.


U.S. $4,000,000.00                           May 31, 2006

      FOR VALUE RECEIVED, the undersigned, Touchstone
Applied Science Associates, Inc. a Delaware corporation
(the "Borrower"), hereby promises to pay to the order of Questar Data Systems, Inc., as paying agent (the "Agent") for the Selling Shareholders (as defined in the Stock
Purchase Agreement referenced below), having an address at 2905 West Service Road, Eagan, MN 55121, the principal sum of FOUR MILLION AND 00/100 DOLLARS ($4,000,000.00), which principal sum shall bear interest from the date hereof at the rate of six percent (6.0%) per annum on the unpaid principal balance, calculated on the basis of a 360 day year consisting of twelve 30 day months.

      Interest on the unpaid principal balance of this Note shall be paid commencing July 1, 2006, and continuing on the 1st day of each succeeding January 1 and July 1 thereafter (each such date being hereinafter referred to as an "Interest Payment Date"), to and including January 1,
2011. Subject to the provisions for prepayment described below, the interest payment to be made on July 1, 2006 shall be equal to TWENTY THOUSAND SIX HUNDRED SIXTY-SIX and 67/100 DOLLARS ($20,666,67), and each subsequent interest payment through and including the January 1, 2011 payment shall be equal to ONE HUNDRED TWENTY THOUSAND AND 00/100
DOLLARS ($120,000.00). The entire outstanding principal balance and accrued interest thereon shall in any event be due and payable in full on May 30, 2011 (the "Maturity
Date").

      If any principal or accrued interest is not paid when due (whether at the Maturity Date, by acceleration or otherwise), the Borrower hereby promises to pay, on demand, interest on such overdue amount from and including the due date to, but excluding the date such amount is paid in full, at a fluctuating rate equal to six percent (6.0%) per annum in excess of LIBOR (the "Default Interest Rate").
The interest rate applicable to any such overdue amounts shall change on the first day of each calendar month based upon LIBOR as published in the Wall Street Journal on the last Business Day of such month. "LIBOR" means the rate published each business day in the Wall Street Journal for notes maturing one (1) month after issuance under the caption "Money Rates, London Interbank Offered Rates
(Libor)". In the event that no LIBOR shall be published, the Agent may substitute another rate approximating the LIBOR (which substitute rate may be reasonably adjusted by Agent) to the effect that such substitute rate will provide for an interest rate equivalent to the Default Interest
Rate which would have been effective if the LIBOR were quoted, as determined by the Agent.

      This Note is being delivered pursuant to that certain
Stock Purchase Agreement, dated May 31, 2006 among the
Borrower, the Selling Shareholders and Questar Educational
Systems, Inc., a Minnesota corporation (the "Stock Purchase
Agreement"). All capitalized terms used but not otherwise defined herein shall have the meaning ascribed to such terms in the Stock Purchase Agreement.

      1.	Subordination.

      The Agent's right to payment pursuant to the terms of this Note shall be subordinated to the extent and on the terms and conditions set forth in the Subordination
Agreement, dated May 31, 2006, by and among the Borrower, TD BankNorth, N.A. (the "Senior Lender"), Agent and the
Selling Shareholders (the "Subordination Agreement"), and the terms and provisions of the Subordination Agreement are incorporated herein by reference.

      2.	Payment.

      Payment of the Principal Sum on the Maturity Date and Interest on each Interest Payment Date shall be made by wire transfer to the Agent in accordance with the instructions set forth in Section 6 hereof (or in such other manner or at such other place as the Agent hereof shall notify the Borrower in writing) in lawful money of the United States of America. The Borrower may prepay this Note at any time, without premium or penalty, in whole or in part, with accrued interest to the date of such payment on the amount prepaid. If the Maturity Date or any Interest Payment Date occurs on a date that is not a Business Day then the Principal Sum or Interest then due shall be paid on the next succeeding Business Day.
"Business Day" shall mean any day other than Saturday, Sunday or any day upon which banks in the city of New York, New York are authorized or required to be closed.

      3.	Default and Remedies.

      (a)	If any of the following events or conditions
(each an "Event of Default") shall occur and be continuing:

			(i)	the Borrower shall fail to pay an
installment of principal or interest within 10 days of when and as the same shall become due and payable, whether at the Maturity Date, by acceleration or otherwise;

			(ii)	the Borrower shall fail to comply with
the provisions of Section 4.4.2 of the Stock Purchase
Agreement;

			(ii)	an involuntary proceeding shall be
commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (A) relief in respect of the Borrower, or of a substantial part of the property or assets of the Borrower, under Title 11 of the United States Code, as now constituted or hereafter amended, or any successor to or replacement of such statute, or any other Federal or state bankruptcy, insolvency, receivership or similar law, (B) the appointment of a receiver, trustee, custodian, conservator or similar official for the Borrower or for a substantial part of the properties or assets of the Borrower or (C) the winding-up, liquidation or dissolution of the Borrower; and such proceeding or petition shall continue un-dismissed for 90 days or an order or decree approving or ordering any of the foregoing shall be entered;

			(iii)	the Borrower (A) voluntarily commences
any proceeding or files any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any successor to or replacement of such statute, or any other Federal or state bankruptcy, insolvency, receivership or similar law, (B) consents to, or fails to contest in a timely and appropriate manner, the commencement against of any proceeding or the filing of any petition described in clause (v) above, (C) applies for or consents to the appointment of a receiver, trustee, custodian, conservator or similar official for the Borrower or for a substantial part of the properties or assets of the Borrower, (D) files an answer admitting the material allegations of a petition filed against it in any such proceeding, (E) makes a general assignment for the benefit of creditors, (F) becomes unable, admits in writing its inability or fails generally to pay its debts as they become due or (G) takes any action for the purpose of effecting any of the foregoing; or

			(iv)	The occurrence of any uncured default or
event of default under any agreement with the Senior Lender or under any other agreement, note, debenture, deed of trust, mortgage or other instrument to which Borrower is a party or by which it is bound relating to the borrowing of money;

then, in the case of an Event of Default, the Agent may, at any time during the continuance of such Event of Default, by written notice to the Borrower, declare the entire outstanding principal sum, together with all accrued and unpaid interest, to be immediately due and payable.

      (b)	In the case of an Event of Default, the Borrower
will pay to the Agent such further amount as shall be sufficient to cover the costs and expenses of collection, including, without limitation, reasonable attorneys' fees, expenses and disbursements.

      (c)	The Borrower shall promptly furnish the Agent
notice of any Event of Default or event which, with notice, lapse of time or both, would become an Event of Default under this Section 3.

      4.	Notices.

      All notices, instructions and other communications given hereunder or in connection herewith shall be in writing. Any such notice, instruction or communication shall be sent either (i) by certified mail, return receipt requested, postage prepaid or (ii) via a reputable nationwide overnight courier, in each case to the address set forth below. Any such notice, instruction or communication shall be deemed to have been delivered upon receipt of confirmation of delivery after it is sent by certified mail, return receipt requested, postage prepaid, or one (1) Business Day after it is sent via a reputable nationwide overnight courier service.

        If to the Borrower to:      Touchstone Applied Science
                                    Associates, Inc.
                                    4 Hardscrabble Heights
                                    P.O. Box 2280
                                    Brewster, NY  10590
                                    Att:  President


        With a copy to:             Rider, Weiner & Frankel, P.C.
                                    655 Little Britain Road
                                    New Windsor, NY  12553
                                    Att:  Maureen Crush, Esq.

        If to the Agent to:         Questar Data Systems, Inc.
                                    2905 West Service Road,
                                    Eagan, MN 55121
                                    Att:  Theodore Naegeli

        With a copy to:             Robins, Kaplan, Miller & Ciresi L.L.P.
                                    2800 LaSalle Plaza
                                    800 LaSalle Avenue
                                    Minneapolis, MN  55402-2015
                                    Att:  Eric O. Madson, Esq.

        Wire transfer instructions
        for payments:               Bank: Associated Bank
                                    ABA Number: xxxxxxxxx
                                    Account Name: Transaction Account
                                    Account Number: xxxxxxxxxx

Either party may give any notice, instruction or communication in connection with this Note using any other means (including personal delivery or ordinary mail), but no such notice, instruction or communication shall be deemed to have been delivered unless and until it is received by the party to whom it was sent. Either party may change the address to which notices, instructions or communications are to be delivered by giving the other party to this Note notice thereof in the manner set forth in this Section 4.

      5.	Miscellaneous.

      (a)	This Note shall be governed, construed and
enforced in accordance with the laws of the State of New
York, without regard to its conflicts of laws rules. The
Borrower waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default and enforcement of this Note. The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the courts of the State of New York of the United States District Court for the
Southern District of New York, and any appellate court of such courts, in any action or proceeding arising out of or relating to this Note, or for recognition or enforcement of any judgment, and the Borrower hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York court (or, to the extent permitted by law, in such federal court). The Borrower agrees that a final, non-appealable judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Note shall affect any right that the Agent may otherwise have to bring any action or proceeding relating to this Note against the Borrower or its properties in the courts of any jurisdiction.

      (b)	THE AGENT AND THE BORROWER AGREE THAT NEITHER OF
THEM NOR ANY ASSIGNEE OR SUCCESSOR SHALL (A) SEEK A JURY
TRIAL IN ANY LAWSUIT, PROCEEDING, COUNTERCLAIM OR ANY OTHER ACTION BASED UPON, OR ARISING OUT OF, THIS NOTE, ANY
RELATED INSTRUMENTS, ANY COLLATERAL OR THE DEALINGS OR THE RELATIONSHIP BETWEEN OR AMONG ANY OF THEM, OR (B) SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH
A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THE
PROVISIONS OF THIS PARAGRAPH HAVE BEEN FULLY DISCUSSED BY
THE AGENT AND THE BORROWER, AND THESE PROVISIONS SHALL BE SUBJECT TO NO EXCEPTIONS. NEITHER THE AGENT NOR THE
BORROWER HAS AGREED WITH OR REPRESENTED TO THE OTHER THAT
THE PROVISIONS OF THIS PARAGRAPH WILL NOT BE FULLY ENFORCED
IN ALL INSTANCES.

      (c)	If any provision of this Note shall be held
invalid or unenforceable by any court of competent jurisdiction, that holding shall not invalidate or render unenforceable any other provision hereof.

      (d)	This Note may not be changed, amended or modified
except by agreement in writing signed by the Borrower and the Agent.

      (e)	The Agent has provided as Attachment "A" hereto
the employer identification numbers(s) to be used by Borrower when issuing any Forms 1099 in connection with interest payments made pursuant hereto.

IN WITNESS WHEREOF, the Borrower has caused this Note to be signed on its behalf, in its corporate name, by its duly authorized officer, as of the day and year first above written.

                                        TOUCHSTONE APPLIED SCIENCE
                                        ASSOCIATES, INC.



                                        By: /s/ ANDREW L. SIMON
                                            ------------------------
                                        Name:   Andrew L. Simon
                                        Title:  President